UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2021 (May 18, 2021)

OWL ROCK CAPITAL CORPORATION II

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01219	47-5416332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 18, 2021, Owl Rock Capital Corporation II (the “Company”) entered into a third amended and restated investment advisory agreement (the “Restated Advisory Agreement”) with its investment adviser, Owl Rock Capital Advisors LLC (the “Adviser”), in connection with the previously announced transaction (the “Transaction”) pursuant to which Owl Rock Capital Group, LLC, the parent of the Adviser (and a subsidiary of Owl Rock Capital Partners LP), and Dyal Capital Partners (“Dyal”) merged to form Blue Owl Capital, Inc. (“Blue Owl”). The Transaction resulted in a change of control of the Adviser and was deemed an assignment of the second amended and restated investment advisory agreement (the “Prior Advisory Agreement”) between the Company and the Adviser.  The Restated Advisory Agreement became effective upon consummation of the Transaction and the terms of the Restated Advisory Agreement are identical to the Prior Advisory Agreement. The Company’s shareholders approved the Company’s entry into the Restated Advisory Agreement at a special meeting held on March 17, 2021.

In addition, the Company has entered into an amended and restated administration agreement (the “Restated Administration Agreement”) with the Adviser. The Restated Administration Agreement became effective upon consummation of the Transaction and the terms of the Restated Administration Agreement are identical to the Company’s prior administration agreement with the Adviser.

The description above is only a summary of the Restated Advisory Agreement and Restated Administration Agreement and does not purport to be complete and is qualified in its entirety by reference to the provisions in such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively.

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in our Definitive Proxy Statement, dated January 27, 2021, the Transaction is intended to comply with Section 15(f) of the Investment Company Act of 1940 (the “1940 Act”). On May 18, 2021, in anticipation of the Transaction, and in order to ensure that the Transaction complies with Section 15(f), including the requirement that at least 75% of the members of the Company’s Board of Directors (the “Board”) not be “interested persons” (as defined in the 1940 Act) of the Company for three years following the consummation of the Transaction, Douglas Ostrover and Alan Kirshenbaum stepped down as directors of the Company, effective upon the consummation of the Transaction. The Board also voted to reduce its size from eight to six directors, effective upon the consummation of the Transaction.

The Transaction will not result in any changes to the Company’s investment objectives and strategies or to the investment advisory services provided to the Company. The executive officers and employees of the Adviser, Owl Rock Capital Partners LP and their affiliates who provide services to the Company will remain the same, the Adviser’s investment committee will remain the same, the Adviser’s investment process and investment resources will remain the same and the Adviser’s investment team that currently provides services to the Company will remain the same and continue to be focused on direct lending. Mr. Ostrover will continue to serve as the Adviser’s Chief Executive Officer and Co-Chief Investment Officer and as a member of the Adviser’s investment committee and now serves as Blue Owl’s Chief Executive Officer and Director. Mr. Kirshenbaum will continue to serve as Chief Operating Officer of the Company and Chief Financial Officer of the Adviser and now serves as Blue Owl’s Chief Financial Officer. Mr. Packer will continue to serve as a Director and Chief Executive Officer of the Company and also serves as a Senior Managing Director and Director of Blue Owl.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Third Amended and Restated Investment Advisory Agreement between Owl Rock Capital Corporation II and Owl Rock Capital Advisors LLC, dated May 18, 2021.

10.2	Amended and Restated Administration Agreement between Owl Rock Capital Corporation II and Owl Rock Capital Advisors LLC, dated May 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation II

May 19, 2021	By:	/s/ Bryan Cole
		Name:	Bryan Cole
		Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer